UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 9, 2017

FIRST ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12117	75-1328153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3813 Green Hills Village Drive Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officer

On May 9, 2017, the Compensation Committee of the Board of Directors of First Acceptance Corporation, or the Company, approved the reimbursement of salary paid to Kenneth D. Russell, the Company’s interim President and Chief Executive Officer, by his current employer, Diamond A Administration Company, at an annual rate of $400,000, including for the period since the effective date of Mr. Russell’s appointment as Interim President and Chief Executive Officer.  Diamond A Administration Company is an affiliate of Gerald J. Ford, the Company’s largest stockholder.  Mr. Russell will continue to receive the compensation paid to directors of the Company for their service.

Additionally, the Compensation Committee approved an award under the bonus program applicable to senior executives of the Company for Mr. Russell.  Pursuant to such bonus program, Mr. Russell will be eligible to receive a target cash bonus of $322,500 for performance during 2017. Further, the Compensation Committee of the Board of Directors awarded Mr. Russell 500,000 restricted stock units on May 9, 2017.  The form of the restricted stock unit award agreement is filed as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

As noted in Item 5.07 below, at the 2017 Annual Meeting of Stockholders the Company held on May 9, 2017, the Company’s stockholders approved an increase in the number of shares authorized for issuance pursuant to the Second Amended and Restated Employee Stock Purchase Plan.

A summary of the material terms of the Second Amended and Restated Employee Stock Purchase Plan is set forth on pages 23 and 24 of the Company’s Definitive Proxy Statement on Schedule 14A, was filed with the Securities and Exchange Commission, or the SEC, on March 29, 2017, and is incorporated herein by reference. That summary and the foregoing description of the Second Amended and Restated Employee Stock Purchase Plan is qualified in its entirety by reference to the text of the Second Amended and Restated Employee Stock Purchase Plan, which is filed as Exhibit 10.12 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 9, 2017, the Company held its 2017 Annual Meeting of Stockholders in Nashville, Tennessee.  At the 2017 Annual Meeting, stockholders were asked to vote on five proposals:  the election of the nine director nominees named in the proxy statement; an increase in the number of shares authorized for issuance pursuant to the First Acceptance Corporation Employee Stock Purchase Plan; an advisory vote on executive compensation; an advisory vote on the frequency of advisory votes on executive compensation; and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.  The voting results at the 2017 Annual Meeting were as follows:

Proposal No. 1:   The following nine director nominees were elected to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Name	For	Against	Withheld	Broker Non-Votes

Rhodes R. Bobbitt	29,066,973	-	515,956	8,741,442
Harvey B. Cash	29,068,125	-	514,804	8,741,442
Donald J. Edwards	29,060,519	-	522,410	8,741,442
Jeremy B. Ford	29,061,867	-	521,062	8,741,442
Mark A. Kelly	29,056,913	-	526,016	8,741,442
Tom C. Nichols	29,071,932	-	510,997	8,741,442
Lyndon L. Olson, Jr.	29,066,756	-	516,173	8,741,442
Kenneth D. Russell	29,071,054	-	511,875	8,741,442
William A. Shipp, Jr.	29,070,989	-	511,940	8,741,442

Proposal No. 2:   The stockholders approved the increase in the number of shares authorized for issuance pursuant to the First Acceptance Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes

28,273,440	1,182,621	126,868	8,741,442

Proposal No. 3:   The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

29,374,614	71,704	136,611	8,741,442

Proposal No. 4:   The stockholders preferred frequency of advisory votes on executive compensation was every year.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

25,815,351	1,405,536	2,355,913	6,129	8,741,442

The Company’s Board of Directors recommended annual advisory voting on executive compensation. Taking into account the preferences of the Company’s stockholders, as indicated by the foregoing vote, the Company will hold advisory votes on the compensation of the Company’s named executive officers annually until the next required (non-binding) vote on the frequency of advisory “say-on-pay” votes.

Proposal No. 5:   The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017 was ratified.

For	Against	Abstain	Broker Non-Votes

38,216,862	28,671	78,838	-

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit
10.11	Form of Restricted Stock Unit Award Agreement.
10.12	Second Amended and Restated Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Acceptance Corporation,
a Delaware corporation

Date: May 12, 2017	By:	/s/ Brent J. Gay
Brent J. Gay
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.11	Form of Restricted Stock Unit Award Agreement.
10.12	Second Amended and Restated Employee Stock Purchase Plan.